UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 23, 2025

JAMES RIVER GROUP HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Clarendon House, 2 Church Street, Hamilton, Pembroke HM11, Bermuda
(Address of principal executive offices)
(Zip Code)
(441) 295-1422
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0002 per share	JRVR	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the 2025 annual general meeting of shareholders (the “Annual Meeting”) of James River Group Holdings, Ltd. (the “Company”) held on October 23, 2025, the Company’s shareholders approved an amendment (the “Fourth Amendment”) to the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan (the “2014 LTIP”). The Fourth Amendment increases the number of the Company’s common shares authorized for issuance under the 2014 LTIP by 1,650,000 common shares.
At the Annual Meeting, the Company’s shareholders also approved an amendment (the “Third Amendment”) to the James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan (the “Non-Employee Director Plan”). The Third Amendment increases the number of the Company’s common shares authorized for issuance under the Non-Employee Director Plan by 225,000 common shares.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company’s shareholders elected each of Matthew B. Botein, Thomas L. Brown, Joel D. Cavaness, Frank N. D’Orazio, Kirstin M. Gould, Dennis J. Langwell, Christine LaSala and Peter B. Migliorato for a one-year term to hold office until the 2026 annual general meeting of shareholders. The Company’s shareholders also approved (i) the re-appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditor to serve until the 2026 annual general meeting of shareholders and authorization of our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration, (ii) the 2024 compensation of the Company’s named executive officers on a non-binding, advisory basis, (iii) the amendment of the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan and (iv) the amendment of the James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan.
The following is a summary of the voting results for each matter presented to the shareholders at the Annual Meeting:
Proposal 1 – Election of Directors:

Director	For	Against	Abstain	Broker Non-Votes
1a. Matthew B. Botein	33,643,684	368,380	37,340	5,638,189
1b. Thomas L. Brown	33,627,700	384,364	37,340	5,638,189
1c. Joel D. Cavaness	33,692,289	319,775	37,340	5,638,189
1d. Frank N. D’Orazio	33,564,369	452,695	32,340	5,638,189
1e. Kirstin M. Gould	32,750,395	1,199,151	99,858	5,638,189
1f. Dennis J. Langwell	33,642,578	370,634	36,192	5,638,189
1g. Christine LaSala	33,300,790	717,434	31,180	5,638,189
1h. Peter B. Migliorato	33,521,518	490,547	37,339	5,638,189
Proposal 2 - The re-appointment of Ernst & Young LLP.

For	Against	Abstain	Broker Non-Votes
39,457,032	186,895	43,666	0
Proposal 3 - The approval of the 2024 compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
21,090,315	12,177,107	781,982	5,638,189

Proposal 4 - The approval of an amendment to the 2014 LTIP.

For	Against	Abstain	Broker Non-Votes
31,952,386	1,321,466	775,552	5,638,189
Proposal 5 - The approval of an amendment to the Non-Employee Director Plan.

For	Against	Abstain	Broker Non-Votes
22,211,899	11,061,954	775,551	5,638,189

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits
The following Exhibits are furnished as a part of this Form 8-K:

Exhibit No.	Description
10.1	Fourth Amendment to the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan
10.2	Third Amendment to the James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER GROUP HOLDINGS, LTD.

Dated: October 24, 2025	By: /s/ Jeanette Miller
Jeanette Miller
Chief Legal Officer